Exhibit 10.50

                             AMENDED AND RESTATED
                            STOCK OPTION AGREEMENT

   This Amended and Restated Option Agreement made as of June 28, 1996 between The Standish Care Company, a Delaware corporation (hereinafter called the "Company") and Kenneth M. Miles (hereinafter called the "Optionee").

   The Company and the Optionee are parties to that certan Stock Option Agreement dated as of June 28, 1996 (the "Original Option Agreement") providing for the grant to the Optionee pursuant to the Restated 1991 Combination Stock Option Plan of the Company certain options to purchase shares of the Common Stock, subject to certain vesting provisions (the "Vesting Provisions"). The Board of Directors of the Company has determined that the Vesting Provisions shall be deleted so that the Options granted pursuant to the Original Option Agreement may be exercised immediately in their entirety. The Board has further determined to, and the Company and the Optionee desire to, and restate in its entirety the terms and conditions of the Original Option Agreement accordingly.

   In consideration of the foregoing and of the actual covenants and agreements of the parties hereto, it is hereby agreed by and between the Company and the Optionee that the Original Option Agreement is hereby amended and restated to read in its entirey as follows:

   The Board of Directors of the Company has determined that it is to the advantage and interest of the Company and its stockholders, pursuant to the Restated l99l Combination Stock Option Plan (hereinafter called the "Plan"), to grant the options provided for herein to the Optionee as an incentive for the Optionee to assist the Company in reaching its long term goals and as an incentive for increased efforts on behalf of the Company.

   In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

   l. The options granted herein shall in all respects be governed by and subject to the terms and conditions of the Plan. All terms in the Plan shall have the same meaning in this agreement as in the Plan. In the event of an inconsistency between this agreement and the Plan, the Plan shall govern. Optionee acknowledges that he has been given a copy of the Plan and afforded an opportunity to read the Plan carefully.

   2. The Company grants to Optionee the right to purchase on the terms and conditions of the Plan and as hereinafter set forth, an aggregate total of 25,000 shares (subject to adjustment as set forth below in this Section 2) of the Common Stock of the Company at a purchase price of $2.94 per share (the closing sale price in the over the counter market as reported in the Wall Street Journal on June 3, 1996 (the date preceding the initial determination by the Board of Directors of the Company to grant these options). The number of shares for which the options granted herein may be exercised shall be subject to increase by multiplying the 25,000 shares issuable upon exercise of this option by the number ten at the "Effective Time" as defined in that certain Agreement and Plan of Merger (the "Merger Agreement") to be dated July 3, 1996 by and among the Company, twelve wholly-owned subsidiaries of the Company denominated as "Acquisition Corporations" and CareMatrix of Massachusetts, Inc. and a number of affiliated constituent corporations (collectively, "CareMatrix"). The options granted herein may be exercised in their entirety from and after the date hereof. Any unexercised portion of the options shall expire at the end of five years from the date hereof.

   3. The options granted hereunder shall be exercisable by the Optionee from time to time by delivery of written notice specifying therein the number of shares which the Optionee has elected to purchase and the payment in cash to the Company of the purchase price of the shares which the Optionee shall then elect to purchase.

   4. The options granted hereunder and the rights and privileges conferred hereby shall be exercisable only by the Optionee, his heirs, executors, or administrators and shall not be transferable or be assignable, and

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      if the Optionee shall attempt to make any such transfer or assignment of the option granted hereunder, such attempt to transfer or assign shall be void and have not effect and the Company shall have the right to terminate this agreement as of the date of such purported transfer or assignment.

   5. The Company shall at all times during the term of this agreement reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy requirement of this agreement. The reserved shares may be either authorized and unissued shares of its common stock or treasury stock, or partly unissued and partly treasury, at the Company's sole discretion.

   6. This stock option is intended to be an Incentive Stock Option, as that term is described in Section 422A of the Internal Revenue Code of l986, as amended.

   7. By accepting these options, the Optionee agrees for himself, his heirs and legatees that any and all shares purchased hereunder shall be acquired without the intent to distribute the shares, and, upon issuance of any or all of the shares subject to the option granted hereunder, the Optionee, his heirs or legatees receiving such shares, shall deliver to the Company a representation, in writing that such shares are being acquired in good faith without the intent to distribute such shares.

   8. The Board of Directors of the Company may, in its sole discretion, cancel in whole or in part the unexercised portion of these options at any time that it determines that the Optionee is no longer performing services of value to the Company or is otherwise acting in a manner inimical to the best interests of the Company.

   9. In the event of the death of the Optionee while these options are outstanding, the options may be exercised by his estate or by the person who acquired the right to exercise such options by bequest or inheritance but only if and to the extent that Optionee was entitled to exercise the options at the date of his death. Such right must be exercised no more than one year following the date of death or prior to the expiration of the option, whichever occurs earlier.

   This agreement is entered into pursuant to a resolution on June 3, 1996, ratifying resolutions of the Company's Board of Directors adopted on June 28, 1996 and resolutions of the Company's Board of Directors adopted on July 29, 1996 as to amending and restating the foregoing agreement in its entirety as aforesaid and to take effect as of July 3, 1996.

   IN WITNESS WHEREOF, the Company has caused this Amended and Restated Option Agreement to be duly executed by its authorized officer and the Optionee has executed this agreement as of the effective date.

                                        THE STANDISH CARE COMPANY

                                        By: /s/
                                            ----------------------------------
                                            Michael J. Doyle,
                                            Chief Executive Officer

                                        OPTIONEE:

                                        /s/
                                        --------------------------------------
                                        Kenneth M. Miles

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